UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-36308	61-1511150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2014, Talmer Bancorp, Inc.’s Board of Directors appointed Thomas C. Shafer as Chief Operating Officer of Talmer Bancorp, Inc.  Mr. Shafer was also appointed to serve as President of Talmer Bank and Trust.  Mr. Shafer, age 55, joined Talmer Bank and Trust in 2010 and has served as Vice Chairman of Talmer Bancorp, Inc. since 2011.  Upon our acquisition of First Place Bank, Mr. Shafer was appointed to serve as President and Chief Executive Officer of First Place Bank, where he spent over 18 months leading their successful integration and charter consolidation efforts.  Before joining Talmer Bank and Trust, Mr. Shafer held various executive level positions with the Citizens Republic Bancorp over a 16 year period, most recently as Executive Vice President, Specialty Banking, which included all large credit exposure clients, healthcare banking, treasury services and trade finances.  Previous roles with the Citizens Republic Bancorp included Executive Vice President, Regional Banking, where he managed all of the bank’s regions in their four-state footprint in 2009, and the East Michigan region in 2008, Executive Vice President of Commercial Banking, Chief Credit Officer and Regional President, Southeast Michigan, where he led the bank’s initiative to enter Michigan’s largest market.

Upon Mr. Shafer’s appointment on September 22, 2014, David Provost will no longer serve as President of Talmer Bank and Trust.  Mr. Provost will continue to serve as Chief Executive Officer and President of Talmer Bancorp, Inc. and Chairman and Chief Executive Officer of Talmer Bank and Trust.

On May 17, 2010, we entered into an employment agreement with Mr. Shafer to serve as Executive Managing Director of Talmer Bancorp, Inc. and Talmer Bank and Trust (collectively, the “Company”).  Mr. Shafer’s employment agreement is for an initial one-year term, and will be automatically renewed for successive one-year terms, unless either party provides 60 days’ written notice of termination prior to the expiration of the then-current term.   Under the employment agreement, Mr. Shafer will receive an annual base salary of $325,000.  Mr. Shafer’s base salary may be increased at the sole discretion of the board of directors upon a recommendation by our Compensation Committee.  Mr. Shafer’s current base salary is $350,000.  Mr. Shafer’s employment agreement has not been amended as a result of this appointment.

In addition to his base salary, Mr. Shafer is eligible to receive an annual incentive bonus, with his target bonus opportunity equal to 50% of his base salary, as determined by our board of directors and based on our performance, Mr. Shafer’s performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine.  Mr. Shafer will also be eligible to receive such other bonus compensation as may be determined by the board of directors or our Compensation Committee from time to time.  Mr. Shafer is also eligible to receive future option or restricted stock grants as recommended by our Compensation Committee and approved by the board of directors.

Mr. Shafer’s employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefits plans of the Company generally available to our executives.  His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

Mr. Shafer’s employment agreement also includes certain severance payments upon termination of employment or a change in control, subject to his execution of a general release and waiver of claims against us or our affiliates, as described in more detail below.

Termination Without Cause by the Company or for Good Reason by Mr. Shafer

Mr. Shafer’s employment agreement provides that his employment may be terminated:

•                  by either him or us at any time or for any reason or for no reason upon not less than 60 days prior written notice,

•                  by us for cause (as defined below) without prior notice,

•                  by him for good reason (as defined below) with prior written notice, and

•                  upon his death or if he is totally disabled (as defined below).

For purposes of Mr. Shafer’s employment agreement, “cause” is generally defined to mean the occurrence of any one or more of the following events:

•                  a material breach of any provision of the employment agreement by Mr. Shafer (after opportunity to cure for 20 days upon receipt of written notice of breach),

•                  his failure or refusal, in any material manner, to perform all lawful services required of him pursuant to his agreement (after opportunity to cure for 20 days upon receipt of written notice of such deficiency),

•                  his commission of fraud, embezzlement or theft, or a crime constituting moral turpitude that renders his continued employment harmful to us,

•                  his misappropriation of Company assets or property, including, without limitation, obtaining material reimbursement through fraudulent vouchers or expense reports, or

•                  his conviction or the entry of a plea of guilty or no contest by him with respect to any felony or other crime that adversely affects our reputation or business.

For purposes of Mr. Shafer’s employment agreement, “good reason” is generally defined to mean the occurrence of any of any one or more of the following events:

•                  a substantial adverse change, not consented to by Mr. Shafer, in the nature or scope of his responsibilities, duties or authority,

•                  a substantial involuntary reduction in Mr. Shafer’s base salary (except for an across-the-board salary reduction similarly affecting all or substantially all employees), or

•                  the relocation of Mr. Shafer’s principal place of employment, without his consent, further than a 60- mile radius from his current principal place of employment.

With respect to termination by Mr. Shafer for “good reason,” he must give us written notice of the conditions for such termination within 90 days of his knowledge of such conditions and the Company will have 30 days following receipt of such written notice to remedy such conditions.

If Mr. Shafer’s employment is terminated without cause or for good reason, he is entitled to receive (i) any unpaid and accrued base salary, (ii) a severance payment equal to one times his then current base salary plus an amount equal to the average of his bonus paid in respect of the prior two calendar years, if any, with such payment generally being made in equal installments over a one year period in accordance with the Company’s ordinary payroll practices, and (iii) all of his outstanding stock options would accelerate and become fully vested and exercisable for a period of 90 days following the termination date.

Termination of Employment Due to Death or if Executive is Totally Disabled

The employment agreement provides for automatic termination of the agreement upon death or if Mr. Shafer becomes totally disabled.  Under the employment agreement, upon a termination of employment due to death or disability, Mr. Shafer (or his designated beneficiaries) will receive any earned but unpaid base salary and Mr. Shafer’s vested stock options shall continue to be exercisable for a period of 90 days following the date his employment is terminated.  Total Disability is defined as any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, where executive is unable to engage in substantial gainful activity or he is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Change in Control

For purposes of Mr. Shafer’s employment agreement, a “change in control” means (i) a sale of all or substantially all of our assets (whether by merger, consolidation or otherwise), or (ii) any other transaction in which all of our shareholders sell or dispose of their shares in the Company, other than a transaction described in clause (i) or (ii) in which our shareholders immediately prior to such transaction possess, directly or indirectly, 50% or more of our total voting power or the voting power of the other surviving, acquiring or controlling entity immediately following such transaction.  A termination of Mr. Shafer’s employment shall be conclusively deemed to be in connection with a change in control event if it occurs within six months before or after the closing date of a change in control.

Upon a change in control, Mr. Shafer would be entitled to a lump sum change in control payment equal to one times the sum of his then current base salary and an amount equal to the average of his bonus paid in respect of the prior two calendar years, if any.  In addition, all of his outstanding stock options would also accelerate and become fully vested and exercisable as provided in the agreement under which they were granted.

Mr. Shafer’s employment agreement also contains provisions related to non-competition and non-solicitation that generally preclude him, for a period of 12 months following the termination of the agreement by us without cause or by Mr. Shafer for good reason, from engaging, directly or indirectly, in the operation of a bank in Michigan or any other state in which Talmer Bank and Trust or one of our other banking subsidiaries operated a bank during the term of his employment agreement, or from diverting from us any trade or business with any customer or supplier with whom Mr. Shafer had contact with during his employment,  subject to certain conditions and exceptions.

A press release regarding Mr. Shafer’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
99.1	Talmer Bancorp, Inc. Press Release dated September 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: September 22, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer